Exhibit 99.1

FOR IMMEDIATE RELEASE

DATATRAK AND SAS TO PROVIDE INNOVATIVE
TECHNOLOGY SOLUTIONS FOR CLINICAL TRIALS

Companies deliver joint offering that spans electronic data collection, integration and analysis

     CLEVELAND, Ohio, and CARY, North Carolina, December 17, 2004—DATATRAK International, Inc. (Nasdaq: “DATA”), the leading and most experienced Application Service Provider (ASP) in the Electronic Data Capture (EDC) industry, and SAS, the leader in business intelligence, today announced the companies will provide a joint offering to give life sciences customers unprecedented access, efficiency and speed in obtaining analysis-ready data from information collected in clinical trials. Available initially for clients in the U.S., this joint offering will be branded as DATATRAK AwareSM – Powered by SAS to emphasize the timeliness and importance of data awareness in the clinical trials process and underscore the importance of patient safety.

     This direct linkage between DATATRAK EDC®, which collects clinical trial data, and SAS® Drug Development, a powerful clinical trials data integration and analysis solution, provides significant time and cost efficiencies over traditional methods employed today that require multiple transformation steps in order to make data ready for analysis. By using DATATRAK AwareSM – Powered by SAS, life sciences companies will have updated information on their investigational agents automatically available in an analysis-ready format every 24 hours via the Internet. Such speed, easy access and immediate analytic capabilities do not exist in the clinical trials market today with any other approach.

     “I believe the alliance between EDC technology and SAS represents the next quantum leap in the evolution of electronic databases for clinical studies,” stated Brenda Aker, Director, Clinical Research, Biosense Webster, Inc., a medical device division of Johnson & Johnson.

     “We are very excited to be able to provide to our customers such an efficient offering for the innovative management of clinical trial data, especially with a company that has the stature in this industry of SAS,” stated Dr. Jeffrey A. Green, President and Chief Executive Officer of DATATRAK International, Inc. “As the EDC market matures, there will be two distinct camps for information processing in clinical trials. One group will adhere to the more traditional back-end, Clinical Data Management System (CDMS) approach in order to justify previous substantial investments. The other group will determine that such investments are unnecessary given the advancements of technology over the past few years. Since data eventually must arrive in SAS, their approach will be to get there faster, more efficiently and less expensively than with interim stops through a CDMS. Through the DATATRAK Aware offering combined with the ability of our open architecture to be communicative with virtually any platform, we can satisfy a customer base that elects either choice.”

     DATATRAK and SAS representatives have held several confidential focus groups with dozens of customers addressing the advantages of this platform over the past several months, and the two companies continue to actively recruit additional customers to participate as development partners.

     “SAS believes in developing technological and analytical approaches that reduce the cost of clinical trials and the time it takes to bring therapies to market,” said Kecia Serwin, General Manager of SAS’ Health and Life Sciences group. “Our joint offering with DATATRAK helps life sciences organizations streamline the clinical trials process by providing a unique and affordable platform for capturing, analyzing, reporting and storing clinical trials data.”

     The business model for the DATATRAK Aware offering will involve DATATRAK and SAS jointly selling the linked capabilities between EDC and analysis-ready SAS data sets to life sciences customers. The Agreement provides that DATATRAK will charge an incremental fee to clients that select the efficiency and speed of the DATATRAK Aware option. Additionally, DATATRAK may make its EDC product and services offering available to SAS customers that have purchased SAS® Drug Development separately. The ability to plug-in the capabilities of EDC linked with SAS® Drug Development will provide efficiencies to those clients and generate additional market share for DATATRAK.

     DATATRAK will host three conference calls related to this Announcement. One conference call will be directed toward investors and the remaining two calls will be held for clinical trial sponsors, located in North America and Europe/Pacific Rim. All of these calls will be conducted in January with the specific dates, times and dialing instructions provided at a later time.

     About SAS

     SAS is the market leader in providing a new generation of business intelligence software and services that create true enterprise intelligence. SAS solutions are used at more than 40,000 sites – including 96 of the top 100 companies on the FORTUNE Global 500® – to develop more profitable relationships with customers and suppliers; to enable better, more accurate and informed decisions; and to drive organizations forward. SAS is the only vendor that completely integrates leading data warehousing, analytics and traditional BI applications to create intelligence from massive amounts of data. For nearly three decades, SAS has been giving customers around the world The Power to Know®. Visit us at www.sas.com.

     About DATATRAK International

     DATATRAK International, Inc. is a worldwide ASP for the EDC industry. The Company provides a suite of software products supporting the use of DATATRAK EDC® and related services to the pharmaceutical, biotechnology, and medical device industries. DATATRAK EDC® was developed in order to deliver clinical research data from investigative sites to clinical trial sponsors faster and more efficiently than conventional, manual methods. DATATRAK EDC® can be deployed worldwide in either a distributed platform using laptop computers or in a centralized environment using the Internet. DATATRAK EDC® software and its earlier versions have successfully supported many international clinical studies involving thousands of clinical research sites and encompassing tens of thousands of patients in over 46 countries. DATATRAK International, Inc.’s product suite has been utilized in some aspect of the clinical development of 14 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio and Bonn, Germany. Its common stock is listed on the Nasdaq Stock Market under the symbol “DATA.” Visit the DATATRAK International, Inc. web site at www.datatrak.net or www.datatraknet.de.

     Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC™ software; the development and fluctuations in the market for EDC technology; continued unreliability of the Internet infrastructure; the degree of the Company’s success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; dependence on key personnel; governmental regulation; the early stage of the Company’s EDC business and operations; and general economic conditions. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACTS:

Jeffrey A. Green, Pharm.D., FCP	Terry C. Black
President and Chief Executive Officer	Chief Financial Officer
DATATRAK International, Inc.	DATATRAK International, Inc.
440/443-0082 x112	440/443-0082 x110

Neal Feagans
Investor Relations
Feagans Consulting, Inc.
303-449-1184

Bob Chase
Media Relations
SAS Institute Inc.
919/531-4327
bob.chase@sas.com